Exhibit 99.1

NEWS RELEASE

Contact:  Steve Pickman at 913-367-1480

For Immediate Release

MGP Ingredients, Inc. Schedules Third Quarter FY 2005

Financial Release Date, Conference Call

ATCHISON, Kan., April 20, 2005 – MGP Ingredients, Inc. (Nasdaq/MGPI) will report its fiscal 2005 third quarter financial results prior to the market’s opening on Thursday, May 5, to be followed by an investor conference call that day at 10 a.m. central time.

Participating in the conference call will be Ladd Seaberg, President and Chief Executive Officer; Brian Cahill, Vice President of Finance and Chief Financial Officer; and Mike Trautschold, Executive Vice President of Marketing and Sales.  They will review the company’s third quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (800) 322-0079 by 9:50 a.m. central time on May 5, or access it on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., and Kansas City, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

###